Exhibit 99.1

***FOR IMMEDIATE RELEASE***

For:  ZIONS BANCORPORATION                                                                                                                                                                                                                 Contact: Clark Hinckley
One South Main, 15th Floor                                                                                                                                                                                                                              Tel: (801) 524-4787
Salt Lake City, Utah                                                                                                                                                                                                                                            April 20, 2009
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS 2009 FIRST QUARTER
LOSS DRIVEN LARGELY BY NONCASH GOODWILL IMPAIRMENT

Company Builds Loan Loss Reserves by $146 Million
While Net Loan Charge-offs Decline

SALT LAKE CITY, April 20, 2009 – Zions Bancorporation (Nasdaq: ZION) (“Zions” or “the Company”) today reported a first quarter loss from core banking operations of $0.39 per diluted common share, excluding impairment and valuation losses on securities of $1.35 per diluted share and noncash charges from goodwill impairment of $5.55 per diluted share. Including these charges, the first quarter net loss applicable to common shareholders was $832.2 million, or $7.29 per diluted share.

First Quarter 2009 Highlights

•	Net loan charge-offs of $151.7 million compared to $179.7 million in the fourth quarter.

•	Provision for loan loss reserves of $297.6 million compared to $285.2 million in the fourth quarter.

•	Net interest margin of 3.93% compared to 4.20% in the fourth quarter, as the Company had on average about $3 billion in short-term investments during the quarter.

•	Impairment and valuation losses on securities of $249 million, of which $182 million related to purchases of AAA and AA-rated securities from Lockhart that were downgraded.

•	Noncash goodwill impairment loss of $634 million at Amegy Bank reducing its goodwill by 51%.

•	Total gross extensions of credit of $3.8 billion, of which $1.9 billion were new loans (excluding loans acquired from Alliance Bank).

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ZIONS BANCORPORATION
Press Release – Page 2
April 20, 2009

“In what continues to be perhaps the most difficult economic environment in over half a century, our balance sheet remains strong, with record levels of liquidity,” said Harris H. Simmons, chairman and chief executive officer. “After several quarters of significant increases, net loan charge-offs actually declined this quarter. And over the past two quarters we have reduced the goodwill on our balance sheet by nearly 50%. While these noncash goodwill impairments impact reported earnings, they have no impact on regulatory and tangible capital ratios,” Simmons added. “In addition, we continue to successfully serve our customers and, in fact, extended $3.8 billion of credit during the quarter, of which $1.9 billion were new loans to credit-worthy individuals and businesses. This continued lending is important to our customers because it helps them manage in this very challenging environment and, in turn, will bolster the overall economy.”

Acquisition of Alliance Bank
On February 6, 2009, the Company’s California Bank & Trust subsidiary acquired the approximately $1.1 billion of assets of the failed Alliance Bank headquartered in Culver City, California from the FDIC as receiver, including the entire loan portfolio, $1.0 billion of deposits, and five branches. In addition to the excess of assets over liabilities, CB&T received approximately $10 million in cash from the FDIC and entered into a loss sharing agreement in which the FDIC generally will assume 80% of the first $275 million of credit losses and 95% of the credit losses in excess of $275 million. As a result of the loss sharing agreement, the acquired assets are presented in the Company’s balance sheet as “FDIC-supported assets.”

Loans
On-balance-sheet net loans and leases of $41.9 billion at March 31, 2009 increased approximately $0.2 billion or 2.6% annualized from $41.7 billion at December 31, 2008, and increased approximately $2.2 billion or 5.6% from $39.7 billion at March 31, 2008. The presentation of on-balance sheet net loans and leases excludes loans held for sale for all periods presented. Excluding the $0.8 billion of loans from Alliance at March 31, 2009, on-balance sheet net loans and leases decreased approximately $0.6 billion or 5.4% annualized during the quarter due to pay-downs and charge-offs.

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ZIONS BANCORPORATION
Press Release – Page 3
April 20, 2009

Deposits
Average total deposits for the first quarter of 2009 increased $2.5 billion or 25.7% annualized to $42.1 billion compared to $39.6 billion for the fourth quarter of 2008, and increased $5.5 billion or 15.1% compared to $36.6 billion for the first quarter of 2008. Excluding the average deposits from Alliance for the quarter, average total deposits increased $2.0 billion or 20.6% annualized for the first quarter. The growth occurred across most deposit types. Average noninterest-bearing demand deposits increased $0.5 billion or 23.6% annualized to $9.9 billion compared to $9.4 billion for the fourth quarter of 2008, including $93.1 million of average demand deposits from Alliance. The growth in deposits was used to reduce short-term FHLB advances and other borrowings by $1.6 billion to $0.4 billion at March 31, 2009.

Net Interest Income
The net interest margin was 3.93% for the first quarter of 2009 compared to 4.20% for the fourth quarter of 2008 and 4.23% for the first quarter of 2008. The spread between loan yields and deposit rates remained essentially unchanged from the fourth quarter. The decreased net interest margin for the first quarter of 2009 compared to the fourth quarter of 2008 was driven primarily by an increase in the Company’s liquidity position accompanied by a significant decrease in yields on short-term investments, and by the increase in nonaccrual loans. On average during the quarter, the Company had approximately $3 billion of short-term investments including approximately $1 billion held by the Parent.

Net interest income for the first quarter of 2009 decreased $33.6 million to $474.8 million compared to $508.4 million for the fourth quarter of 2008, and decreased $11.7 million or 2.4% compared to $486.5 million for the first quarter of 2008.

As of March 31, 2009, the Company estimates that its available borrowing capacity from the Federal Reserve and the FHLB approximates one-third of its deposits.

Impairment Loss on Goodwill
The Company recognized an impairment loss on goodwill during the first quarter of 2009 of $634.0 million or $5.55 per diluted share compared to $353.8 million during the

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ZIONS BANCORPORATION
Press Release – Page 4
April 20, 2009

fourth quarter of 2008.  The first quarter impairment loss was at Amegy Bank of Texas, which has $616 million of goodwill remaining after this impairment. This loss primarily reflects declines in market values of peer banks in Texas and a weaker economic outlook in that state. The loss is a noncash accounting adjustment to the Company’s balance sheet that does not affect regulatory and tangible capital ratios. The goodwill impairment losses during the last two quarters have reduced the amount of the Company’s goodwill by approximately $1.0 billion, or half of the balance at September 30, 2008.

Asset Quality
Nonperforming assets were $1,770.2 million at March 31, 2009 ($1,663.2 million excluding FDIC-supported assets) compared to $1,140.5 million at December 31, 2008 and $434.3 million at March 31, 2008. The increase related mainly to commercial real estate loans primarily in Nevada, Arizona and Texas and to commercial and industrial loans primarily in Utah. The ratio of nonperforming assets excluding FDIC-supported assets to net loans and leases and other real estate owned was 4.00% at March 31, 2009 compared to 2.71% at December 31, 2008 and 1.09% at March 31, 2008.

Net loan and lease charge-offs for the first quarter of 2009 were $151.7 million or 1.47% annualized of average loans excluding FDIC-supported assets. This compares with $179.7 million or 1.72% annualized of average loans for the fourth quarter of 2008 and $50.8 million or 0.52% annualized of average loans for the first quarter of 2008.

The provision for loan losses was $297.6 million for the first quarter of 2009 compared to $285.2 million for the fourth quarter of 2008 and $92.3 million for the first quarter of 2008. The provision for the first quarter of 2009 was 2.88% annualized of average loans excluding FDIC-supported assets and was $145.9 million in excess of net loan and lease charge-offs.

The allowance for loan losses as a percentage of net loans and leases excluding FDIC-supported assets was 2.03% at March 31, 2009 compared to 1.65% at December 31, 2008 and 1.26% at March 31, 2008. The combined allowance for loan losses and the reserve for unfunded lending commitments was $885.6 million,

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ZIONS BANCORPORATION
Press Release – Page 5
April 20, 2009

or 2.16% of net loans and leases excluding FDIC-supported assets at March 31, 2009, compared to 1.77% at December 31, 2008 and 1.33% at March 31, 2008. The $0.8 billion of loans from Alliance were recorded at fair value without a corresponding allowance for loan losses, and as noted, are supported by a loss sharing agreement with the FDIC.

Investment Securities and Lockhart Funding
During the first quarter of 2009, the Company recognized losses on investment securities of $249.4 million. These losses consisted of other-than-temporary impairment (“OTTI”) of $49.0 million or $0.26 per diluted share, and valuation losses on securities purchased of $200.4 million or $1.09 per diluted share, which included $181.7 million from Lockhart Funding LLC and $18.7 million from the purchase of auction rate securities from customers.

The Company recognized OTTI during the first quarter of 2009 according to FSP FAS 115-2 and FAS 124-2 issued by the FASB on April 9, 2009. This new guidance requires that credit-related OTTI be recognized in earnings while noncredit-related OTTI on securities not expected to be sold is recognized in other comprehensive income (“OCI”). The credit-related OTTI recognized in earnings during the first quarter of $49.0 million related to securities newly deemed OTTI and to securities previously adjusted for OTTI as follows:

•	$29.7 million for bank and insurance trust preferred CDOs (10 newly deemed OTTI, seven previous)
•	$1.0 million for bank and insurance income notes (two newly deemed OTTI, two previous)
•	$15.5 million for REIT trust preferred CDOs (four previous)
•	$2.8 million for ABS CDOs (three previous)
Noncredit-related OTTI on securities not expected to be sold of $82.9 million ($49.9 million after-tax) was recognized in OCI during the first quarter of 2009. Also under the new guidance, the Company reclassified the noncredit-related portion of OTTI losses previously recognized in earnings during 2008 and the fourth quarter of 2007. The $137.5 million after-tax amount was reflected as a cumulative effect adjustment that increased retained earnings and decreased accumulated OCI. This reclassification had a positive impact on regulatory capital and no impact on tangible common equity.

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ZIONS BANCORPORATION
Press Release – Page 6
April 20, 2009

The $181.7 million of valuation losses on securities purchased resulted from purchases by Zions Bank from Lockhart of $537 million of AAA and AA-rated securities that were downgraded. As disclosed in a previous SEC filing, Lockhart had remaining assets of approximately $186 million at March 31, 2009 compared to $738 million at December 31, 2008. Lockhart’s diminished size will make it difficult to maintain a viable off-balance sheet commercial paper securities conduit. Accordingly, Zions Bank expects to acquire the remaining assets of Lockhart sometime during the second quarter of 2009. The fair value of Lockhart’s assets at March 31, 2009 was approximately $180 million. The effects of these security purchases and the potential acquisition of the remaining Lockhart securities on the Company’s tangible common equity ratio are discussed subsequently.

The remaining $18.7 million of valuation losses on securities purchased resulted from our voluntary purchase of all of the $255.3 million of auction rate securities previously sold to customers of certain of the Company’s subsidiaries.

Noninterest Income
Total noninterest income for the first quarter of 2009 was $(111.6) million compared to $(82.3) million for the fourth quarter of 2008 and $111.0 million for the first quarter of 2008. The amount for the first quarter of 2009 includes the previously discussed impairment and valuation losses on securities of $249.4 million compared to $204.3 million for the fourth quarter of 2008.

Fair value and nonhedge derivative income was $4.0 million during the first quarter compared to a loss of $5.8 million during the fourth quarter. The increase primarily reflects a reduced loss compared to the fourth quarter on a CDO security elected under the fair value option and net changes in credit valuation adjustments on derivatives.

Net equity securities gains (losses) were $1.9 million for the first quarter compared to $(14.1) million for the fourth quarter. The fourth quarter loss included an $11.0 million impairment on Federal Agricultural Mortgage Corporation stock.

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ZIONS BANCORPORATION
Press Release – Page 7
April 20, 2009

Noninterest Expense
Noninterest expense for the first quarter of 2009 was $376.2 million compared to $398.2 million for the fourth quarter of 2008 and $350.1 million for the first quarter of 2008. Salaries and employee benefits declined $5.2 million or 2.5% compared to the first quarter of 2008, but increased from the fourth quarter of 2008 due to increased payroll taxes and to adjustments in the fourth quarter for certain employee benefit and variable compensation accruals. Other real estate expenses decreased $21.8 million from the fourth quarter of 2008 and FDIC premiums increased $8.4 million.

Capital Management
The Company’s tangible common equity ratio was 5.26% at March 31, 2009 compared to 5.89% at December 31, 2008 and 5.73% at March 31, 2008. The decrease of 63 basis points during the first quarter consisted primarily of 21 basis points from the purchases of securities from Lockhart, 10 basis points from the acquisition of Alliance Bank, and 23 basis points for the decline of securities’ fair values in OCI.

The tangible equity ratio was 8.28% at March 31, 2009 compared to 8.91% at December 31, 2008 and 6.26% at March 31, 2008. At March 31, 2009, estimated regulatory Tier 1 risk-based capital and total risk-based capital were $5,204 million and $7,374 million compared to $5,269 million and $7,386 million at December 31, 2008, respectively. Estimated ratios at March 31, 2009 for Tier 1 risk-based capital and total risk-based capital were 9.33% and 13.23% compared to 10.22% and 14.32% at December 31, 2008, respectively.

Weighted average common and common-equivalent shares outstanding for the first quarter of 2009 were 114,106,164 compared to 114,065,100 for the fourth quarter of 2008 and 106,687,211 for the first quarter of 2008. Common shares outstanding at March 31, 2009 were 115,335,668 compared to 115,344,813 at December 31, 2008 and 107,139,188 at March 31, 2008.

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ZIONS BANCORPORATION
Press Release – Page 8
April 20, 2009

Conference Call
Zions will host a conference call to discuss these first quarter results at 5:30 p.m. ET this afternoon (April 20, 2009). Media representatives, analysts and the public are invited to listen to this discussion by calling 1-800-261-3417 (international: 617-614-3673) and entering the passcode 21991094, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation Web site at www.zionsbancorporation.com. A replay of the call will be available from 6:30 p.m. ET on Monday, April 20, 2009, until midnight ET on Monday, April 27, 2009, by dialing 1-888-286-8010 (international: 617-801-6888) and entering the passcode 84841441. The webcast of the conference call will also be archived and available for 30 days.

About Zions Bancorporation
Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select high growth markets. Zions operates its banking businesses under local management teams and community identities through approximately 513 offices in ten Western and Southwestern states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington. The Company is a national leader in Small Business Administration lending and public finance advisory services. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

Forward-Looking Information
Statements in this news release that are based on other than historical data are forward-looking, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this news release. Factors that might cause such differences include, but are not limited to: the Company’s ability to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either internationally, nationally or locally in areas in which the Company conducts its operations, including changes in asset-backed commercial paper markets and valuations

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ZIONS BANCORPORATION
Press Release – Page 9
April 20, 2009

in structured securities and other assets; changes in governmental policies and programs resulting from general economic and financial market conditions; changes in interest and funding rates; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the 2008 Annual Report on Form 10-K of Zions Bancorporation filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 10
FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(In thousands, except per share and ratio data)	March 31,
	2009	2008	% Change
EARNINGS
Taxable-equivalent net interest income	$480,670	$492,537	(2.41)%
Taxable-equivalent revenue	369,109	603,537	(38.84)%
Net interest income	474,775	486,458	(2.40)%
Noninterest income	(111,561)	111,000	(200.51)%
Provision for loan losses	297,624	92,282	222.52%
Noninterest expense	376,205	350,103	7.46%
Impairment loss on goodwill	633,992	-
Income (loss) before income taxes	(944,607)	155,073	(709.14)%
Income taxes (benefit)	(138,153)	49,896	(376.88)%
Net income (loss)	(806,454)	105,177	(866.76)%
Net income (loss) applicable to noncontrolling interests	(540)	(1,572)	(65.65)%
Net income (loss) applicable to controlling interest	(805,914)	106,749	(854.96)%
Net earnings (loss) applicable to common shareholders	(832,200)	104,296	(897.92)%

PER COMMON SHARE
Net earnings (loss) (diluted)	(7.29)	0.97	(851.55)%
Dividends	0.04	0.43	(90.70)%
Book value per common share	34.38	47.49	(27.61)%

SELECTED RATIOS
Return on average assets	(5.90)%	0.81%
Return on average common equity	(68.42)%	8.18%
Efficiency ratio	101.92%	58.01%
Net interest margin	3.93%	4.23%

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 11
FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

	Three Months Ended
(In thousands, except share and ratio data)	March 31,
	2009	2008	% Change
AVERAGE BALANCES
Total assets	$55,399,675	$52,913,823	4.70%
Total interest-earning assets	49,581,062	46,853,435	5.82%
Securities	4,486,050	5,341,287	(16.01)%
Net loans and leases	41,888,624	39,237,811	6.76%
Goodwill	1,654,222	2,009,477	(17.68)%
Core deposit and other intangibles	126,759	146,363	(13.39)%
Total deposits	42,128,652	36,594,674	15.12%
Shareholders’ equity:
Preferred equity	1,583,659	240,000	559.86%
Common equity	4,932,969	5,126,621	(3.78)%
Noncontrolling interests	27,720	30,676	(9.64)%

Weighted average common and common-
equivalent shares outstanding	114,106,164	106,687,211	6.95%

AT PERIOD END
Total assets	$54,544,329	$53,408,293	2.13%
Total interest-earning assets	49,267,000	46,962,949	4.91%
Securities	4,800,957	5,002,207	(4.02)%
Net loans and leases	41,932,315	39,697,226	5.63%
Allowance for loan losses	832,878	501,283	66.15%
Reserve for unfunded lending commitments	52,761	25,148	109.80%
Goodwill	1,034,465	2,009,517	(48.52)%
Core deposit and other intangibles	124,585	140,672	(11.44)%
Total deposits	43,307,233	37,516,337	15.44%
Shareholders’ equity:
Preferred equity	1,587,027	240,000	561.26%
Common equity	3,965,296	5,087,801	(22.06)%
Noncontrolling interests	26,828	30,413	(11.79)%

Common shares outstanding	115,335,668	107,139,188	7.65%

Average equity to average assets	11.81%	10.20%
Common dividend payout	na	44.11%
Tangible common equity ratio	5.26%	5.73%
Tangible equity ratio	8.28%	6.26%

Nonperforming assets, excluding covered assets	$1,663,246	$434,293	282.98%
Ratio of nonperforming assets, excluding FDIC-supported
assets, to net loans and leases and other real estate owned	4.00%	1.09%
Accruing loans past due 90 days or more, excluding
FDIC-supported assets	$88,035	$84,637	4.01%

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 12
FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

	Three Months Ended
(In thousands, except per share and ratio data)	March 31,	December 31,	September 30,	June 30,	March 31,
	2009	2008	2008	2008	2008
EARNINGS
Taxable-equivalent net interest income	$480,670	$514,422	$497,822	$490,587	$492,537
Taxable-equivalent revenue	369,109	432,132	587,432	562,959	603,537
Net interest income	474,775	508,442	492,003	484,743	486,458
Noninterest income	(111,561)	(82,290)	89,610	72,372	111,000
Provision for loan losses	297,624	285,189	156,606	114,192	92,282
Noninterest expense	376,205	398,167	372,276	354,417	350,103
Impairment loss on goodwill	633,992	353,804	-	-	-
Income (loss) before income taxes	(944,607)	(611,008)	52,731	88,506	155,073
Income taxes (benefit)	(138,153)	(126,512)	11,214	22,037	49,896
Net income (loss)	(806,454)	(484,496)	41,517	66,469	105,177
Net income (loss) applicable to noncontrolling interests	(540)	(1,520)	3,757	(5,729)	(1,572)
Net income (loss) applicable to controlling interest	(805,914)	(482,976)	37,760	72,198	106,749
Net earnings (loss) applicable to common shareholders	(832,200)	(498,084)	33,351	69,744	104,296

PER COMMON SHARE
Net earnings (loss) (diluted)	(7.29)	(4.37)	0.31	0.65	0.97
Dividends	0.04	0.32	0.43	0.43	0.43
Book value per common share	34.38	42.65	45.78	46.82	47.49

SELECTED RATIOS
Return on average assets	(5.90)%	(3.52)%	0.28%	0.54%	0.81%
Return on average common equity	(68.42)%	(38.77)%	2.59%	5.53%	8.18%
Efficiency ratio	101.92%	92.14%	63.37%	62.96%	58.01%
Net interest margin	3.93%	4.20%	4.13%	4.18%	4.23%

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 13
FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

	Three Months Ended
(In thousands, except share and ratio data)	March 31,	December 31,	September 30,	June 30,	March 31,
	2009	2008	2008	2008	2008
AVERAGE BALANCES
Total assets	$55,399,675	$54,546,364	$54,279,760	$53,293,375	$52,913,823
Total interest-earning assets	49,581,062	48,708,673	47,984,725	47,202,577	46,853,435
Securities	4,486,050	4,516,559	4,582,727	4,866,421	5,341,287
Net loans and leases	41,888,624	41,769,536	41,824,097	40,325,657	39,237,811
Goodwill	1,654,222	1,720,536	2,009,509	2,009,517	2,009,477
Core deposit and other intangibles	126,759	130,703	132,167	137,675	146,363
Total deposits	42,128,652	39,580,867	37,321,656	36,774,214	36,594,674
Shareholders’ equity:
Preferred equity	1,583,659	961,072	282,500	240,000	240,000
Common equity	4,932,969	5,110,430	5,123,399	5,070,047	5,126,621
Noncontrolling interests	27,720	28,751	29,949	27,244	30,676

Weighted average common and common-
equivalent shares outstanding	114,106,164	114,065,100	108,497,464	106,711,948	106,687,211

AT PERIOD END
Total assets	$54,544,329	$55,092,791	$53,974,168	$54,630,883	$53,408,293
Total interest-earning assets	49,267,000	49,071,281	47,656,065	47,920,419	46,962,949
Securities	4,800,957	4,509,308	4,755,359	4,784,185	5,002,207
Net loans and leases	41,932,315	41,658,738	41,735,598	41,714,468	39,697,226
Allowance for loan losses	832,878	686,999	609,433	548,958	501,283
Reserve for unfunded lending commitments	52,761	50,934	23,574	26,838	25,148
Goodwill	1,034,465	1,651,377	2,009,504	2,009,511	2,009,517
Core deposit and other intangibles	124,585	125,935	133,989	132,481	140,672
Total deposits	43,307,233	41,316,496	38,590,901	37,607,995	37,516,337
Shareholders’ equity:
Preferred equity	1,587,027	1,581,834	286,949	240,000	240,000
Common equity	3,965,296	4,919,862	5,279,078	5,033,530	5,087,801
Noncontrolling interests	26,828	27,320	30,288	25,528	30,413

Common shares outstanding	115,335,668	115,344,813	115,302,598	107,518,975	107,139,188

Average equity to average assets	11.81%	11.18%	10.01%	10.01%	10.20%
Common dividend payout	na	na	138.44%	66.23%	44.11%
Tangible common equity ratio	5.26%	5.89%	6.05%	5.51%	5.73%
Tangible equity ratio	8.28%	8.91%	6.66%	6.01%	6.26%

Nonperforming assets, excluding FDIC-supported assets	$1,663,246	$1,140,461	$924,442	$697,432	$434,293
Ratio of nonperforming assets, excluding FDIC-supported
assets, to net loans and leases and other real estate owned	4.00%	2.71%	2.20%	1.66%	1.09%
Accruing loans past due 90 days or more, excluding
FDIC-supported assets	$88,035	$129,567	$97,831	$108,934	$84,637

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 14
CONSOLIDATED BALANCE SHEETS
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except share amounts)	2009	2008	2008	2008	2008
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$1,321,972	$1,475,976	$1,441,957	$1,751,724	$1,660,539
Money market investments:
Interest-bearing deposits and commercial paper	1,952,555	2,332,759	568,875	504,314	1,243,860
Federal funds sold	13,277	83,451	274,129	274,456	121,892
Security resell agreements	305,111	286,707	170,009	484,487	689,235
Investment securities:
Held-to-maturity, at adjusted cost (approximate fair value
$1,361,460, $1,443,555, $1,587,006, $1,730,104 and $704,156)	1,648,971	1,790,989	1,917,354	1,914,833	701,658
Available-for-sale, at fair value	3,086,788	2,676,255	2,792,236	2,817,682	4,259,742
Trading account, at fair value (includes $0, $538, $531,
$463 and $0 transferred as collateral under
repurchase agreements)	65,198	42,064	45,769	51,670	40,807
	4,800,957	4,509,308	4,755,359	4,784,185	5,002,207

Loans held for sale	262,785	200,318	152,095	158,509	208,529

Loans:
Loans and leases excluding FDIC-supported assets	41,220,610	41,791,237	41,876,371	41,874,224	39,855,365
FDIC-supported assets	836,454
	42,057,064	41,791,237	41,876,371	41,874,224	39,855,365
Less:
Unearned income and fees, net of related costs	124,749	132,499	140,773	159,756	158,139
Allowance for loan losses	832,878	686,999	609,433	548,958	501,283
Loans and leases, net of allowance	41,099,437	40,971,739	41,126,165	41,165,510	39,195,943

Other noninterest-bearing investments	1,051,956	1,044,092	1,170,367	1,153,933	1,114,902
Premises and equipment, net	701,742	687,096	675,480	656,013	657,183
Goodwill	1,034,465	1,651,377	2,009,504	2,009,511	2,009,517
Core deposit and other intangibles	124,585	125,935	133,989	132,481	140,672
Other real estate owned	226,634	191,792	156,817	125,186	36,476
Other assets	1,648,853	1,532,241	1,339,422	1,430,574	1,327,338
	$54,544,329	$55,092,791	$53,974,168	$54,630,883	$53,408,293

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$10,517,910	$9,683,385	$9,413,484	$9,735,265	$9,464,122
Interest-bearing:
Savings and NOW	4,710,899	4,452,919	4,341,873	4,590,767	4,661,963
Money market	18,103,564	16,826,846	14,087,288	13,387,401	12,986,387
Time under $100,000	3,112,864	2,974,566	2,954,116	2,466,082	2,564,434
Time $100,000 and over	4,647,015	4,756,218	4,468,225	4,102,369	4,548,009
Foreign	2,214,981	2,622,562	3,325,915	3,326,111	3,291,422
	43,307,233	41,316,496	38,590,901	37,607,995	37,516,337

Securities sold, not yet purchased	39,892	35,657	29,528	46,376	184,522
Federal funds purchased	1,213,970	965,835	1,179,197	2,379,055	1,817,587
Security repurchase agreements	551,686	899,751	734,379	1,010,325	1,144,178
Other liabilities	578,768	669,111	649,672	555,812	620,528
Commercial paper	984	15,451	40,493	137,200	164,657
Federal Home Loan Bank advances and other borrowings:
One year or less	429,655	2,039,853	4,690,784	5,003,057	3,956,775
Over one year	127,680	128,253	128,855	129,474	127,006
Long-term debt	2,715,310	2,493,368	2,334,044	2,462,531	2,518,489
Total liabilities	48,965,178	48,563,775	48,377,853	49,331,825	48,050,079

Shareholders’ equity:
Preferred stock, without par value, authorized 3,000,000 shares	1,587,027	1,581,834	286,949	240,000	240,000
Common stock, without par value; authorized 350,000,000
shares; issued and outstanding 115,335,668, 115,344,813,
115,302,598, 107,518,975 and 107,139,188 shares	2,607,541	2,599,916	2,482,517	2,224,455	2,219,905
Retained earnings	1,734,024	2,433,363	2,968,242	2,981,062	2,957,511
Accumulated other comprehensive income (loss)	(361,537)	(98,958)	(157,305)	(158,325)	(76,429)
Deferred compensation	(14,732)	(14,459)	(14,376)	(13,662)	(13,186)
Controlling interest shareholders’ equity	5,552,323	6,501,696	5,566,027	5,273,530	5,327,801
Noncontrolling interests	26,828	27,320	30,288	25,528	30,413
Total shareholders’ equity	5,579,151	6,529,016	5,596,315	5,299,058	5,358,214
	$54,544,329	$55,092,791	$53,974,168	$54,630,883	$53,408,293

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 15
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	March 31,	December 31,	September 30,	June 30,	March 31,
	2009	2008	2008	2008	2008
Interest income:
Interest and fees on loans	$579,852	$650,885	$663,677	$643,111	$688,439
Interest on loans held for sale	2,756	2,442	1,916	2,699	3,017
Lease financing	4,593	4,999	5,515	5,767	5,818
Interest on money market investments	3,376	7,172	9,267	12,313	19,028
Interest on securities:
Held-to-maturity – taxable	18,908	22,317	21,780	15,730	2,455
Held-to-maturity – nontaxable	6,265	6,396	6,319	6,224	6,429
Available-for-sale – taxable	21,703	28,680	25,044	35,059	62,356
Available-for-sale – nontaxable	1,678	1,711	1,697	1,870	1,892
Trading account	571	598	437	159	681
Total interest income	639,702	725,200	735,652	722,932	790,115

Interest expense:
Interest on savings and money market deposits	74,553	95,717	90,720	80,144	103,987
Interest on time and foreign deposits	62,679	77,806	74,837	83,460	106,222
Interest on short-term borrowings	6,020	20,368	50,164	45,070	63,273
Interest on long-term borrowings	21,675	22,867	27,928	29,515	30,175
Total interest expense	164,927	216,758	243,649	238,189	303,657

Net interest income	474,775	508,442	492,003	484,743	486,458
Provision for loan losses	297,624	285,189	156,606	114,192	92,282
Net interest income after provision for loan losses	177,151	223,253	335,397	370,551	394,176

Noninterest income:
Service charges and fees on deposit accounts	52,788	52,641	53,695	51,067	49,585
Other service charges, commissions and fees	38,227	40,532	42,794	42,362	41,981
Trust and wealth management income	7,165	8,910	8,865	10,284	9,693
Capital markets and foreign exchange	13,204	15,048	12,257	12,196	10,397
Dividends and other investment income	9,310	16,001	7,042	10,409	12,910
Loan sales and servicing income	5,851	4,420	3,633	8,516	7,810
Income from securities conduit	1,235	1,542	336	1,043	2,581
Fair value and nonhedge derivative income (loss)	4,004	(5,819)	(26,155)	(19,789)	3,787
Equity securities gains (losses), net	1,861	(14,125)	12,971	(8,121)	10,068
Fixed income securities gains (losses), net	195	(1,139)	135	78	1,775
Impairment losses on investment securities:
Impairment losses on investment securities	(131,915)	(196,472)	(28,022)	(38,761)	(40,785)
Noncredit-related losses on securities not expected to
be sold (recognized in other comprehensive income)	82,943
Net impairment losses on investment securities	(48,972)	(196,472)	(28,022)	(38,761)	(40,785)
Valuation losses on securities purchased	(200,391)	(7,868)	-	-	(5,204)
Other	3,962	4,039	2,059	3,088	6,402
Total noninterest income	(111,561)	(82,290)	89,610	72,372	111,000

Noninterest expense:
Salaries and employee benefits	204,161	190,861	208,995	201,291	209,354
Occupancy, net	28,327	29,460	30,552	27,364	26,799
Furniture and equipment	24,999	26,507	24,281	25,610	23,738
Other real estate expense	18,343	40,124	7,126	1,290	1,838
Legal and professional services	8,543	14,774	11,297	11,566	7,880
Postage and supplies	8,410	9,873	9,257	8,536	9,789
Advertising	7,148	10,078	6,782	7,520	6,351
FDIC premiums	14,171	5,745	5,286	4,624	4,203
Impairment losses on long-lived assets	-	895	2,239	-	-
Merger related expense	277	636	384	281	307
Amortization of core deposit and other intangibles	6,886	8,055	8,096	8,191	8,820
Other	54,940	61,159	57,981	58,144	51,024
Total noninterest expense	376,205	398,167	372,276	354,417	350,103

Impairment loss on goodwill	633,992	353,804	-	-	-

Income (loss) before income taxes	(944,607)	(611,008)	52,731	88,506	155,073
Income taxes (benefit)	(138,153)	(126,512)	11,214	22,037	49,896
Net income (loss)	(806,454)	(484,496)	41,517	66,469	105,177
Net income (loss) applicable to noncontrolling interests	(540)	(1,520)	3,757	(5,729)	(1,572)
Net income (loss) applicable to controlling interest	(805,914)	(482,976)	37,760	72,198	106,749
Preferred stock dividends	26,286	15,108	4,409	2,454	2,453
Net earnings (loss) applicable to common shareholders	$(832,200)	$(498,084)	$33,351	$69,744	$104,296

Weighted average common shares outstanding during the period:
Basic shares	114,106	114,065	108,407	106,595	106,514
Diluted shares	114,106	114,065	108,497	106,712	106,687

Net earnings (loss) per common share:
Basic	$(7.29)	$(4.37)	$0.31	$0.65	$0.97
Diluted	(7.29)	(4.37)	0.31	0.65	0.97

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 16
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
AND COMPREHENSIVE INCOME
(Unaudited)				Accumulated
				other			Total
(In thousands, except per share amounts)	Preferred	Common	Retained	comprehensive	Deferred	Noncontrolling	shareholders’
	stock	stock	earnings	income (loss)	compensation	interests	equity

Balance, December 31, 2008	$1,581,834	$2,599,916	$2,433,363	$(98,958)	$(14,459)	$27,320	$6,529,016
Cumulative effect of change in accounting principle,
adoption of FSP FAS 115-2 and 124-2			137,462	(137,462)			-
Comprehensive loss:
Net loss for the period			(805,914)			(540)	(806,454)
Other comprehensive income (loss), net of tax:
Net realized and unrealized holding losses
on investments and retained interests				(93,563)
Reclassification for net realized losses
on investments recorded in operations				28,062
Noncredit-related impairment losses on debt
securities not expected to be sold				(49,928)
Amortization of debt securities with noncredit-
related impairment losses not expected to be sold				896
Net unrealized losses on derivative instruments				(10,584)
Other comprehensive loss				(125,117)			(125,117)
Total comprehensive loss							(931,571)
Net stock issued under employee
plans and related tax benefits		7,625					7,625
Dividends on preferred stock	5,193		(26,286)				(21,093)
Dividends on common stock, $.04 per share			(4,601)				(4,601)
Change in deferred compensation					(273)		(273)
Activity in noncontrolling interests						48	48
Balance, March 31, 2009	$1,587,027	$2,607,541	$1,734,024	$(361,537)	$(14,732)	$26,828	$5,579,151

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 17
INVESTMENT SECURITIES PORTFOLIO
ASSET-BACKED SECURITIES CLASSIFIED AT HIGHEST CREDIT RATING*
As of March 31, 2009 [1]
(Unaudited)			Net		Net
			unrealized		unrealized
			gains (losses)		gains (losses)	Estimated
	Par	Amortized	recognized	Carrying	not recognized	fair
(In thousands)	value	cost	in OCI [2]	value	in OCI [2]	value

HELD-TO-MATURITY:
Municipal securities	$682,646	$679,709	$-	$679,709	$(2,100)	$677,609
Asset-backed securities:
Trust preferred securities – banks and insurance
AA rated
A rated	11,929	11,930	(1,440)	10,490	(2,315)	8,175
BBB rated	22,874	22,899	(2,240)	20,659	(5,209)	15,450
Noninvestment grade	1,229,704	1,189,768	(337,475)	852,293	(247,857)	604,436
	1,264,507	1,224,597	(341,155)	883,442	(255,381)	628,061
Trust preferred securities – real estate investment trusts
Noninvestment grade	45,000	36,055	(8,599)	27,456	(9,036)	18,420
	45,000	36,055	(8,599)	27,456	(9,036)	18,420
Other
AAA rated	23,407	21,777	(168)	21,609	(8,383)	13,226
AA rated	4,100	3,466	(1,096)	2,370	586	2,956
A rated	21,000	19,072	47	19,119	(11,378)	7,741
BBB rated	25,000	22,622	(11,704)	10,918	(1,761)	9,157
Noninvestment grade	12,619	9,437	(5,189)	4,248	(56)	4,192
	86,126	76,374	(18,110)	58,264	(20,992)	37,272
Other debt securities	100	100	-	100	(2)	98
	2,078,379	2,016,835	(367,864)	1,648,971	(287,511)	1,361,460

AVAILABLE-FOR-SALE:
U.S. Treasury securities	27,546	26,977	888	27,865		27,865
U.S. Government agencies and corporations:
Agency securities	305,018	305,317	2,702	308,019		308,019
Agency guaranteed mortgage-backed securities	463,849	465,285	8,887	474,172		474,172
Small Business Administration loan-backed securities	636,656	682,179	(26,395)	655,784		655,784
Municipal securities	244,937	241,444	2,416	243,860		243,860
Asset-backed securities:
Trust preferred securities – banks and insurance
AAA rated	86,707	85,950	(12,344)	73,606		73,606
AA rated	642,514	481,164	(51,334)	429,830		429,830
A rated	367,646	356,541	(146,079)	210,462		210,462
BBB rated	163,696	139,360	(34,822)	104,538		104,538
Not rated	26,020	25,003	(9,994)	15,009		15,009
Noninvestment grade	179,766	147,618	(82,083)	65,535		65,535
	1,466,349	1,235,636	(336,656)	898,980		898,980
Trust preferred securities – real estate investment trusts
Noninvestment grade	145,000	92,889	(71,870)	21,019		21,019
	145,000	92,889	(71,870)	21,019		21,019
Auction rate securities
AAA rated	178,375	167,037	-	167,037		167,037
A rated	7,300	4,660	-	4,660		4,660
Noninvestment grade	6,800	6,183	-	6,183		6,183
	192,475	177,880	-	177,880		177,880
Other
AAA rated	61,540	58,449	(16,295)	42,154		42,154
AA rated	3,669	2,083	(221)	1,862		1,862
A rated	50,000	48,277	(12,287)	35,990		35,990
BBB rated	6,146	4,650	(1,995)	2,655		2,655
Noninvestment grade	49,012	10,441	(3,758)	6,683		6,683
	170,367	123,900	(34,556)	89,344		89,344
	3,652,197	3,351,507	(454,584)	2,896,923		2,896,923
Other securities:
Mutual funds and stock	189,865	189,865	-	189,865		189,865
	3,842,062	3,541,372	(454,584)	3,086,788		3,086,788
Total	$5,920,441	$5,558,207	$(822,448)	$4,735,759	$(287,511)	$4,448,248

* Ratings categories include entire range. For example, "A rated" includes A+, A and A-. Split rated securities with more than one rating are categorized at the highest rating level.

[1] Schedule reflects ratings as of April 16, 2009.
[2] Other comprehensive income. All amounts reported are pretax.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 18
INVESTMENT SECURITIES PORTFOLIO
ASSET-BACKED SECURITIES CLASSIFIED AT LOWEST CREDIT RATING*
As of March 31, 2009 [1]
(Unaudited)			Net		Net
			unrealized		unrealized
			gains (losses)		gains (losses)	Estimated
	Par	Amortized	recognized	Carrying	not recognized	fair
(In thousands)	value	cost	in OCI [2]	value	in OCI [2]	value

HELD-TO-MATURITY:
Municipal securities	$682,646	$679,709	$-	$679,709	$(2,100)	$677,609
Asset-backed securities:
Trust preferred securities – banks and insurance
Noninvestment grade	1,264,507	1,224,597	(341,155)	883,442	(255,381)	628,061
	1,264,507	1,224,597	(341,155)	883,442	(255,381)	628,061
Trust preferred securities – real estate investment trusts
Noninvestment grade	45,000	36,055	(8,599)	27,456	(9,036)	18,420
	45,000	36,055	(8,599)	27,456	(9,036)	18,420
Other
AA rated	5,407	5,171	(112)	5,059	(147)	4,912
Noninvestment grade	80,719	71,203	(17,998)	53,205	(20,845)	32,360
	86,126	76,374	(18,110)	58,264	(20,992)	37,272
Other debt securities	100	100	-	100	(2)	98
	2,078,379	2,016,835	(367,864)	1,648,971	(287,511)	1,361,460

AVAILABLE-FOR-SALE:
U.S. Treasury securities	27,546	26,977	888	27,865		27,865
U.S. Government agencies and corporations:
Agency securities	305,018	305,317	2,702	308,019		308,019
Agency guaranteed mortgage-backed securities	463,849	465,285	8,887	474,172		474,172
Small Business Administration loan-backed securities	636,656	682,179	(26,395)	655,784		655,784
Municipal securities	244,937	241,444	2,416	243,860		243,860
Asset-backed securities:
Trust preferred securities – banks and insurance
AAA rated	5,947	5,947	(79)	5,868		5,868
AA rated	141,379	133,313	(9,614)	123,699		123,699
A rated	149,604	121,394	(5,410)	115,984		115,984
BBB rated	257,771	180,563	(8,229)	172,334		172,334
Not rated	26,020	25,003	(9,994)	15,009		15,009
Noninvestment grade	885,628	769,416	(303,330)	466,086		466,086
	1,466,349	1,235,636	(336,656)	898,980		898,980
Trust preferred securities – real estate investment trusts
Noninvestment grade	145,000	92,889	(71,870)	21,019		21,019
	145,000	92,889	(71,870)	21,019		21,019
Auction rate securities
AAA rated	178,375	167,037	-	167,037		167,037
A rated	4,300	1,793	-	1,793		1,793
Noninvestment grade	9,800	9,050	-	9,050		9,050
	192,475	177,880	-	177,880		177,880
Other
AAA rated	39,905	36,924	(11,154)	25,770		25,770
AA rated	5,299	5,299	(1,242)	4,057		4,057
BBB rated	56,358	53,032	(14,105)	38,927		38,927
Noninvestment grade	68,805	28,645	(8,055)	20,590		20,590
	170,367	123,900	(34,556)	89,344		89,344
	3,652,197	3,351,507	(454,584)	2,896,923		2,896,923
Other securities:
Mutual funds and stock	189,865	189,865	-	189,865		189,865
	3,842,062	3,541,372	(454,584)	3,086,788		3,086,788
Total	$5,920,441	$5,558,207	$(822,448)	$4,735,759	$(287,511)	$4,448,248

* Ratings categories include entire range. For example, "A rated" includes A+, A and A-. Split rated securities with more than one rating are categorized at the lowest rating level.

[1] Schedule reflects ratings as of April 16, 2009.
[2] Other comprehensive income. All amounts reported are pretax.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 19

Nonperforming Assets
(Unaudited)

(In thousands)	March 31,	December 31,	September 30,	June 30,	March 31,
	2009	2008	2008	2008	2008

Nonaccrual loans	$1,421,279	$946,583	$765,522	$570,101	$387,717
Restructured loans	15,333	2,086	2,103	2,145	10,100
Other real estate owned	226,634	191,792	156,817	125,186	36,476
Nonperforming assets, excluding FDIC-supported assets	1,663,246	1,140,461	924,442	697,432	434,293
FDIC-supported assets [1]	106,910	-	-	-	-
Total nonperforming assets	$1,770,156	$1,140,461	$924,442	$697,432	$434,293

Ratio of nonperforming assets, excluding FDIC-supported assets,
to net loans and leases [2] and other real estate owned	4.00%	2.71%	2.20%	1.66%	1.09%
Ratio of nonperforming assets to net loans and leases [2]
and other real estate owned	4.17%	2.71%	2.20%	1.66%	1.09%

Accruing loans past due 90 days or more, excluding
FDIC-supported assets	$88,035	$129,567	$97,831	$108,934	$84,637
Accruing loans past due 90 days or more	112,400	129,567	97,831	108,934	84,637

Ratio of accruing loans past due 90 day or more, excluding
FDIC-supported assets, to net loans and leases [2]	0.21%	0.31%	0.23%	0.26%	0.21%
Ratio of accruing loans past due 90 day or more to net
loans and leases [2]	0.27%	0.31%	0.23%	0.26%	0.21%

[1] FDIC-supported assets represent assets acquired from the FDIC subject to a loss sharing agreement.
[2] Includes loans held for sale.

Allowance and Reserve for Credit Losses
(Unaudited)

	Three Months Ended
(In thousands)	March 31,	December 31,	September 30,	June 30,	March 31,
	2009	2008	2008	2008	2008
Allowance for Loan Losses
Balance at beginning of period	$686,999	$609,433	$548,958	$501,283	$459,376
Allowance associated with purchased
securitized loans and loans sold	-	30	(804)	1,301	425
Add:
Provision for losses	297,624	285,189	156,606	114,192	92,282
Deduct:
Loan and lease charge-offs	(157,691)	(185,317)	(100,241)	(75,378)	(53,751)
Recoveries	5,946	5,601	4,914	7,560	2,951
Net loan and lease charge-offs	(151,745)	(179,716)	(95,327)	(67,818)	(50,800)
Reclassification to reserve for unfunded
lending commitments	-	(27,937)	-	-	-
Balance at end of period	$832,878	$686,999	$609,433	$548,958	$501,283

Ratio of allowance for loan losses to net loans
and leases, excluding FDIC-supported assets,
outstanding at period end	2.03%	1.65%	1.46%	1.32%	1.26%

Ratio of allowance for loan losses to nonperforming
loans, excluding FDIC-supported assets, at period end	57.98%	72.42%	79.39%	95.93%	126.01%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$50,934	$23,574	$26,838	$25,148	$21,530
Reclassification from allowance for loan losses	-	27,937	-	-	-
Provision charged (credited) against earnings	1,827	(577)	(3,264)	1,690	3,618
Balance at end of period	$52,761	$50,934	$23,574	$26,838	$25,148

Total Allowance and Reserve for Credit Losses
Allowance for loan losses	$832,878	$686,999	$609,433	$548,958	$501,283
Reserve for unfunded lending commitments	52,761	50,934	23,574	26,838	25,148
Total allowance and reserve for credit losses	$885,639	$737,933	$633,007	$575,796	$526,431

Ratio of total allowance and reserve for credit losses
to net loans and leases outstanding, excluding
FDIC-supported assets, at period end	2.16%	1.77%	1.52%	1.38%	1.33%

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 20

Loan Balances By Portfolio Type
(Unaudited)
	March 31,	December 31,	September 30,	June 30,	March 31,
(amounts in millions)	2009	2008	2008	2008	2008

Commercial lending:
Commercial and industrial	$10,958	$11,447	$11,351	$11,247	$10,626
Leasing	401	431	451	492	494
Owner occupied	8,769	8,743	8,782	8,912	7,910
Total commercial lending	20,128	20,621	20,584	20,651	19,030

Commercial real estate:
Construction and land development	7,265	7,516	7,812	7,891	7,937
Term	6,559	6,196	6,079	5,939	5,569
Total commercial real estate	13,824	13,712	13,891	13,830	13,506

Consumer:
Home equity credit line	2,058	2,005	1,899	1,794	1,674
1-4 family residential	3,817	3,877	3,892	3,914	3,920
Construction and other consumer real estate	666	774	769	852	910
Bankcard and other revolving plans	327	374	360	332	316
Other	358	385	411	436	440
Total consumer	7,226	7,415	7,331	7,328	7,260

Foreign loans	43	43	70	65	59

FDIC-supported assets [1]	836
Total loans	$42,057	$41,791	$41,876	$41,874	$39,855

[1] FDIC-supported assets represent assets acquired from the FDIC subject to a loss sharing agreement and include expected reimbursements from the FDIC of approximately $159 million.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 21
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)
	Three Months Ended			Three Months Ended
	March 31, 2009			December 31, 2008
(In thousands)	Average	Amount of	Average	Average	Amount of	Average
	balance	interest [1]	rate	balance	interest[1]	rate
ASSETS
Money market investments	$2,961,701	$3,376	0.46%	$2,253,528	$7,172	1.27%
Securities:
Held-to-maturity	1,786,617	28,546	6.48%	1,905,766	32,157	6.71%
Available-for-sale	2,643,327	24,285	3.73%	2,563,569	31,313	4.86%
Trading account	56,106	571	4.13%	47,224	598	5.04%
Total securities	4,486,050	53,402	4.83%	4,516,559	64,068	5.64%

Loans held for sale	244,687	2,756	4.57%	169,050	2,442	5.75%

Loans:
Net loans and leases excluding FDIC-supported assets [2]	41,383,829	579,020	5.67%	41,769,536	657,498	6.26%
FDIC-supported assets	504,795	7,043	5.66%
Total loans and leases	41,888,624	586,063	5.67%	41,769,536	657,498	6.26%
Total interest-earning assets	49,581,062	645,597	5.28%	48,708,673	731,180	5.97%
Cash and due from banks	1,364,473			1,359,684
Allowance for loan losses	(714,642)			(627,268)
Goodwill	1,654,222			1,720,536
Core deposit and other intangibles	126,759			130,703
Other assets	3,387,801			3,254,036
Total assets	$55,399,675			$54,546,364

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$4,529,097	5,799	0.52%	$4,368,768	8,008	0.73%
Money market	17,480,861	68,754	1.60%	15,331,993	87,709	2.28%
Time under $100,000	3,103,857	21,793	2.85%	3,008,645	23,855	3.15%
Time $100,000 and over	4,753,453	33,486	2.86%	4,794,768	39,464	3.27%
Foreign	2,356,293	7,400	1.27%	2,723,174	14,487	2.12%
Total interest-bearing deposits	32,223,561	137,232	1.73%	30,227,348	173,523	2.28%
Borrowed funds:
Securities sold, not yet purchased	33,469	439	5.32%	32,930	434	5.24%
Federal funds purchased and security
repurchase agreements	2,333,675	1,850	0.32%	2,344,500	4,289	0.73%
Commercial paper	3,383	14	1.68%	10,844	81	2.97%
FHLB advances and other borrowings:
One year or less	935,108	3,717	1.61%	3,422,389	15,564	1.81%
Over one year	127,942	1,803	5.72%	128,557	1,848	5.72%
Long-term debt	2,659,678	19,872	3.03%	2,379,407	21,019	3.51%
Total borrowed funds	6,093,255	27,695	1.84%	8,318,627	43,235	2.07%
Total interest-bearing liabilities	38,316,816	164,927	1.75%	38,545,975	216,758	2.24%
Noninterest-bearing deposits	9,905,091			9,353,519
Other liabilities	633,420			546,617
Total liabilities	48,855,327			48,446,111
Shareholders’ equity:
Preferred equity	1,583,659			961,072
Common equity	4,932,969			5,110,430
Controlling interest shareholders’ equity	6,516,628			6,071,502
Noncontrolling interests	27,720			28,751
Total shareholders’ equity	6,544,348			6,100,253
Total liabilities and shareholders’ equity	$55,399,675			$54,546,364

Spread on average interest-bearing funds			3.53%			3.73%
Taxable-equivalent net interest income and
net yield on interest-earning assets		$480,670	3.93%		$514,422	4.20%

[1] Taxable-equivalent rates used where applicable.
[2] Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 22

Capital Ratios
(Unaudited)
	March 31,	December 31,	March 31,
	2009	2008	2008

Tangible common equity ratio	5.26%	5.89%	5.73%
Tangible equity ratio	8.28%	8.91%	6.26%

Risk-based capital ratios[1]:
Tier 1 risk-based capital	9.33%	10.22%	7.64%
Total risk-based capital	13.23%	14.32%	11.83%

[1] Ratios for March 31, 2009 are estimates.

GAAP to Non-GAAP Reconciliation
(Unaudited)
		Three Months Ended
		March 31, 2009
			Diluted
(In millions, except per share data)		Amount	EPS[1]

Net earnings (loss) applicable to common shareholders		$(832.2)	$(7.29)
Addback:
Impairment and valuation losses on securities, net of tax		153.9	1.35
Impairment loss on goodwill, net of tax		633.0	5.55
Income (loss) from core banking operations (non-GAAP)		$(45.3)	$(0.39)

[1] Per diluted common share after-tax based on the first quarter weighted average shares.

The first page of this Press Release presents computations of earnings excluding impairment and valuation losses on securities and an impairment loss on goodwill (hereinafter collectively referred to as ‘impairment losses’). The impairment losses are included in financial results presented in accordance with generally accepted accounting principles (GAAP). Zions believes the exclusion of these impairment losses in expressing earnings, including “Income (loss) from core banking operations,” provides a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. This non-GAAP financial measure is also used by management to assess the performance of Zions’ business, because management does not consider these impairment losses to be relevant to ongoing operating results. Management and the Board of Directors utilize these non-GAAP financial measures for the following purposes:

      • Evaluation of bank reporting segment performance
      • Presentations of Company performance to investors

Zions believes that presenting these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management and the Board of Directors.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes these impairment losses does not represent the amount that effectively accrues directly to shareholders (i.e., these impairment losses are a reduction in earnings and shareholders’ equity).

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